EXHIBIT 99.1

Terra Tech Corp. Reports Financial Results for Year End December 31, 2019

Revenue from continuing operations increased 39% versus 2018

Company expands operations to include pharmaceutical manufacturing

IRVINE, CA – March 13, 2020 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”) today announced its financial results for the year ended December 31, 2019.

Matt Morgan, Chief Executive Officer of Terra Tech, commented, “In 2019, the cannabis market experienced significant challenges as market volatility impacted operators’ ability to access capital and regulatory constraints continued to restrict growth in the industry. During this time, Terra Tech continued to grow brand recognition of its medical and adult-use cannabis products, while also executing on its transformative strategy of merging with OneQor Pharmaceutical (“OneQor”) which closed in early 2020. Following this transaction, the Company now has a new business model that positions us as an acquirer, owner and manager of a diverse group of businesses operating within the cannabinoid industry. These businesses will be niche market leaders that operate in attractive markets with defensible market positions and clear pathways to profitability. This new structure enables the Company to flexibly and opportunistically divest underperforming assets and reallocate capital toward opportunities in the cannabinoid market. Our 2020 goals are focused around leveraging OneQor’s team of world-class scientists to create proprietary formulations and manufacture cannabinoid products for the pharmaceutical industry, as well as to revitalize the THC-related assets operated by Terra Tech. We plan to fund these initiatives utilizing capital from asset sales. We expect this strategy, together with our plans to streamline our cost structure, to increase the value of the Company.”

Financial Update

•	For the year ended December 31, 2019, the Company generated revenues from continuing operations of approximately $28.05 million, compared to approximately $20.16 million for the year ended December 31, 2018, an increase of approximately $7.89 million. The increase was primarily due to ramping up production operations, a $3.32 million impact, and increasing dispensary revenue, which accounted for $3.71 million. The Company also saw a 20% increase in revenue generated by Edible Garden from the sales of its produce and herb products.

•	Under GAAP standards, the Company was not permitted to record the top line revenue for the discontinued operations. During the course of the quarter, the Company has been operating the discontinued operations and will continue to operate them until the State of Nevada approves the transfer of the cannabis permits. The actual annual revenue including the discontinued operations was $38.56 million, compared to $31.33 million for the year ended December 31, 2018, an increase of $7.23 million or 23%.

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•	Terra Tech’s gross profit for the year ended December 31, 2019 was approximately $14.65 million, compared to a gross profit of approximately $7.01 million for the year ended December 31, 2018, an increase of approximately $7.64 million. Gross margin for the year ended December 31, 2019 was approximately 52.23%, compared to approximately 34.77% for the year ended December 31, 2018.

•	Selling, general and administrative expenses for the year ended December 31, 2019 were approximately $45.32 million, compared to approximately $37.91 million for the year ended December 31, 2018, an increase of approximately $7.41 million.

•	The net loss attributable to Terra Tech for the twelve months ending December 31, 2019 was $46.93 million, or $0.44 per share, compared to a net loss of $39.75 million, or $0.56 per share, for the twelve months ending December 31, 2018.

•	The Company had $1.23 million in cash as of December 31, 2019, compared with $7.19 million as of December 31, 2018.

•	Stockholders’ equity for the period ending December 31, 2019 amounted to approximately $75.33 million compared to approximately $94.87 million as of December 31, 2018.

Conference Call

The company will also host a conference call on Friday, March 13, 2020 at 4:30 PM Eastern.

Dial-In Number:	1-857-232-0157

Access Code:	422095

Matthew Morgan, CEO of Terra Tech Corp., and Derek Peterson, Chairman of the Board of Directors, will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call, please send an email to TRTC@kcsa.com with TRTC Question in the subject line. Mr. Morgan and Mr. Peterson will answer as many questions as time will allow.

For those unable to participate in the live conference call, a replay will be available at http://www.smallcapvoice.com/trtc/. An archived version of the webcast will also be available on the investor relations section of the company’s website.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech, which recently merged with OneQor Pharmaceutical, is a holding company with a portfolio of investments focused on cannabis agricultural assets in the THC market and the research, development and commercialization of cannabinoid-based products. Backed by innovative science and best-in-class manufacturing, the company’s mission is to deliver top-tier cannabis and cannabinoid-based products across the wide range of emerging consumer markets for plant-based health products, including CBD, pharmaceuticals and consumer brands.

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Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Terra Tech’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per-share info)

	Year Ended December 31,
	2019	2018

Total revenues	$28,050	$20,164
Cost of goods sold	13,396	13,159

Gross profit	14,654	7,005

Selling, general and administrative expenses	45,322	37,911
Impairment of assets	8,347	-
(Gain) / Loss on sale of assets	(794)	(5,152)
(Gain) / Loss on interest in joint venture	1,067	662

Loss from operations	(39,288)	(26,416)

Other income / (expense)
Interest expense, net	(9,297)	(10,970)
Other income / (loss)	144	(1,599)

Total other income / (expense)	(9,153)	(12,569)

Income / (loss) from continuing operations	(48,441)	(38,984)
Income / (loss) from discontinued operations, net of tax	588	(490)

NET INCOME / (LOSS)	(47,853)	(39,474)

Less: Income / (Loss) attributable to non-controlling interest from continuing operations	(921)	(41)
Less: Income / (Loss) attributable to non-controlling interest from discontinued operations	-	320

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(46,932)	$(39,753)

Income / ( Loss) from continuing operations per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.45)	$(0.55)
Net Income / ( Loss) per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.44)	$(0.56)
Weighted-Average Number of Common Shares Outstanding – Basic and Diluted (1)	106,037,631	71,028,851

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CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)

	December 31,	December 31,
	2019	2018

ASSETS

Current assets:
Cash	$1,226	$7,193
Accounts receivable, net	1,457	1,209
Inventory	5,155	1,359
Prepaid expenses and other current assets	882	714
Current assets of discontinued operations	648	1,034

Total current assets	9,368	11,509

Property, equipment and leasehold improvements, net	40,082	31,681
Intangible assets, net	15,270	18,466
Goodwill	27,722	35,172
Other assets	11,317	895
Other investments	5,000	12,451
Assets of discontinued operations	10,490	9,914

TOTAL ASSETS	$119,249	$120,088

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and other accrued expenses	$11,820	$6,396
Short-term debt	11,022	-
Current liabilities of discontinued operations	4,740	505

Total current liabilities	27,582	6,901

Long-term liabilities:
Long-term debt, net of discounts	6,570	18,313
Long-term lease liabilities	9,771	-

Total long-term liabilities	16,341	18,313

Total liabilities	43,923	25,214

STOCKHOLDERS’ EQUITY:
Preferred stock, convertible series A, par value $0.001: 100 Shares authorized as of December 31, 2019 and 2018; 8 and 12 Shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Preferred stock, convertible series B, par value $0.001: 41,000,000 Shares authorized as of December 31, 2019 and 2018; 0 and 0 shares issued and outstanding as of December 31, 2019 and 2018, respectively	-	-
Common stock, par value $0.001: 990,000,000 Shares authorized as of December 31, 2019 and 2018; 120,313,386 shares issued and 118,004,978 shares outstanding as of December 31, 2019; and 81,759,415 shares issued and outstanding as of December 31, 2018.	120	82
Additional paid-in capital	260,516	236,543
Treasury stock	(808)	-
Accumulated deficit	(189,686)	(142,754)

Total Terra Tech Corp. stockholders’ equity	70,142	93,871
Non-controlling interest	5,184	1,003

Total stockholders’ equity	75,326	94,874

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$119,249	$120,088

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